PBF Logistics Increases Quarterly Distribution to $0.35 per Unit and
Announces First Quarter 2015 Earnings Results

•	Increased Quarterly Distribution by over 6% to $0.35 per Unit, representing a 16.7% increase versus the Partnership's Minimum Quarterly Distribution

•	Announces Potential Acquisition of Delaware City Products Pipeline and Truck Rack

•	First Quarter Distributable Cash Flow of $19.2 million

PARSIPPANY, NJ – April 30, 2015 – PBF Logistics LP (NYSE: PBFX, the "Partnership") announced today first quarter 2015 net income of $16.7 million, or $0.51 per limited partner unit. During the first quarter, the Partnership generated earnings before interest, income taxes, depreciation, and amortization ("EBITDA") of $20.1 million and distributable cash flow of $19.2 million. Included in our results for the first quarter are $930.0 thousand, or $0.028 per unit, of non-cash expenses related to unit-based compensation.

"During the quarter, our assets performed well and we are pleased to announce an increase in our quarterly distribution to $0.35. We are very excited to announce the potential acquisition of the Delaware City Products Pipeline and Truck Rack. The annualized expected increase to EBITDA is approximately $14.3 million and represents almost a 20 percent increase to our existing base," said PBF Logistics GP LLC Chief Executive Officer, Tom Nimbley. "We are committed to the continued growth of the Partnership. We continue to seek opportunities, both organically and through external acquisitions, to grow and diversify our revenue streams and create additional value for our unitholders."

The Delaware City Products Pipeline and Truck Rack are located at PBF Energy's Delaware City Refinery and supply refined petroleum products into the Northeast market. The pipeline has a capacity in excess of 125,000 barrels per day and connects the Delaware City refinery to critical distribution facilities in Pennsylvania and New York State. The Truck Rack is a 15-lane loading rack with a capacity of 76,000 barrels per day. The potential acquisition of the Delaware City Products Pipeline and Truck Rack would be supported by ten-year term agreements with subsidiaries of PBF Energy containing minimum volume throughput commitments. The potential transaction is currently being reviewed by the Partnership's conflicts committee and their advisors.

The transaction is subject to negotiation and execution of a definitive contribution agreement that will include various closing conditions and the related commercial and other agreements. There can be no assurances that any definitive agreements will be entered into or closing conditions will be satisfied, or that the entry into and consummation of this transaction will occur.

As of March 31, 2015, the Partnership had $20.2 million in cash and cash equivalents and access to an additional $49.9 million under its existing revolving credit facility. The Partnership intends to use its financial resources to fund organic growth projects at the Partnership and future acquisitions.

PBF Logistics Announces Quarterly Distribution
The Board of Directors of PBF Logistics GP LLC, the Partnership's general partner, declared a regular quarterly cash distribution of $0.35 per unit. The distribution is payable on May 29, 2015, to unitholders of record at the close of business on May 15, 2015.

This release is intended to be a qualified notice to nominees under Treasury Regulations Section 1.1446-4(b). All of the Partnership's distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership's distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Non-GAAP Measures
This earnings release, and the discussion during the management conference call, may include references to measures not presrcibed by U.S. generally accepted accounting principles ("non-GAAP") including, but not limited to, EBITDA and distributable cash flow. PBFX's management believes that non-GAAP financial measures provide useful information about the Partnership's operating performance, financial results and the amount of cash generated by the Partnership's operations and the amount available for distribution to its unitholders. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBFX's non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.

Conference Call Information
The Partnership's senior management will host a conference call and webcast regarding earnings results and other business matters on Thursday, April 30, 2015, at 11:00 a.m. ET. The call can also be heard by dialing (800) 862-9098 or (785) 424-1051, conference ID: PBFXQ115. The audio replay will be available two hours after the end of the call through May 16, 2015, by dialing (800) 695-0671 or (402) 220-1397. The call is being webcast and can be accessed at PBF Logistics’ website, http://www.pbflogistics.com.

Forward-Looking Statements
This press release contains forward-looking statements (as that term is defined under the federal securities laws) made by the Partnership and its management. Such statements are based on current expectations, forecasts and projections, including, but not limited to, anticipated financial and operating results, plans, objectives, expectations and intentions that are not historical in nature. Forward-looking statements should not be read as a guarantee of future performance or results, and may not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time, and are subject to various risks and uncertainties, including risks relating to the securities markets generally, the impact of adverse market conditions impacting PBFX's logistics and other assets and other risks inherent in PBFX's business. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see PBFX's filings with the Securities and Exchange Commission including the Form 10-K. Forward-looking statements reflect information, facts and circumstances only as of the date they are made. PBFX assumes no responsibility or obligation to update forward-looking statements except as may be required by law.

PBF Logistics LP
PBF Logistics LP, headquartered in Parsippany, New Jersey, is a fee-based, growth-oriented master limited partnership formed by PBF Energy Inc. to own or lease, operate, develop and acquire crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets.

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Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

Results of Operations (Unaudited)
Factors Affecting Comparability
The following tables present net income, distributable cash flow, earnings before interest, income taxes, depreciation and amortization expenses ("EBITDA") and related operational information of PBF Logistics LP ("PBFX" or the "Partnership") for the three months ended March 31, 2015 and 2014.  The financial information presented contains the financial results of PBF MLP Predecessor (the "Predecessor"), our predecessor for accounting purposes, for periods presented through May 13, 2014. The Predecessor includes the financial results of a light crude oil rail unloading terminal at PBF Energy Inc.'s Delaware City refinery (which we refer to as the “DCR Rail Terminal”), and a crude oil truck unloading terminal at the PBF Energy Inc.'s Toledo refinery (which we refer to as the “Toledo Truck Terminal”) which were acquired from subsidiaries of PBF Energy Inc. ("PBF Energy") during our initial public offering, completed on May 14, 2014 (the "Offering").
The financial information contained herein of the Predecessor and PBFX has been retrospectively adjusted to include the historical results of a heavy crude oil rail unloading terminal at PBF Energy's Delaware City refinery (which we refer to as the "DCR West Rack") prior to its acquisition by PBFX on September 30, 2014, and a tank farm and related facilities located at PBF Energy's Toledo refinery, including a propane storage and loading facility (which we collectively refer to as the "Toledo Storage Facility") prior to its acquisition by PBFX on December 11, 2014. The DCR West Rack and Toledo Storage Facility were acquired from subsidiaries of our indirect parent company, PBF Energy (both acquisitions are collectively referred to as the "Acquisitions from PBF"). The results of the DCR Rail Terminal, Toledo Truck Rack, DCR West Rack and the propane loading facility at the Toledo Storage Facility are included in the Terminaling segment. The tank farm and related facilities at the Toledo Storage Facility are included in the Storage segment.
Our Predecessor generally recognized only the costs and did not record revenue for transactions with PBF Energy prior to completion of the Offering and Acquisitions from PBF. Affiliate revenues have been recorded for all of our assets subsequent to the commencement of the commercial agreements with PBF Energy upon completion of the Offering and Acquisitions from PBF.  As a result, the information included in the following tables is not necessarily comparable on a year-over-year basis.
Non-GAAP Financial Measures
We define EBITDA as net income (loss) before interest expense, income tax expense, depreciation and amortization expense. We define distributable cash flow as EBITDA plus non-cash unit-based compensation expense, less net cash paid for interest, maintenance capital expenditures and income taxes. Distributable cash flow will not reflect changes in working capital balances. Distributable cash flow and EBITDA are not measures prescribed by U.S. generally accepted accounting principles ("GAAP").
While EBITDA and distributable cash flow are not measures prescribed by U.S. GAAP (“non-GAAP”), but are supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
We believe that the presentation of EBITDA provides useful information to investors in assessing our financial condition and results of operations. EBITDA and distributable cash flow should not be considered alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities.
We believe that the presentation of distributable cash flow will provide useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance, as it provides investors with an enhanced perspective of the operating performance of our assets and the cash our business is generating. EBITDA and distributable cash flow are reconciled to their most directly comparable financial measures calculated and presented in accordance with GAAP.
These non-GAAP financial metrics should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Our definitions of these non-GAAP financial metrics may not be comparable to similarly titled measures of other partnerships, because they may be defined differently by other partnerships in our industry, thereby limiting their utility.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except unit and per unit data)

	Three months ended March 31,
	2015	2014*
		Predecessor

Revenue from affiliates (a)	$30,565	$—

Costs and expenses:
Operating and maintenance expenses	7,481	4,006
General and administrative expenses (a)	2,963	693
Depreciation and amortization expense	1,447	676
	11,891	5,375

Income (loss) from operations	18,674	(5,375)

Other income (expense):
Interest expense, net and other financing costs	(1,803)	—
Amortization of loan fees	(162)	—
Net income (loss)	16,709	$(5,375)
Less: Net loss attributable to Predecessor	—
Limited partners' interest in net income attributable to the Partnership	$16,709

Net income per limited partner unit:
Common units - basic	$0.51
Common units - diluted	$0.51
Subordinated units - basic and diluted	$0.51

Weighted-average limited partner units outstanding:
Common units - public (basic)	15,812,500
Common units - public (diluted)	15,832,737
Common units - PBF (basic and diluted)	1,284,524
Subordinated units - PBF (basic and diluted)	15,886,553
See Footnotes to Earnings Release Tables
* Prior-period financial information has been retrospectively adjusted for the Acquisitions from PBF.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three months ended March 31,
	2015	2014*
		Predecessor
Key Operating Information:
Throughput (barrels per day ("bpd") in thousands) (c)
Delaware City Rail Terminal	48.8	N/A
DCR West Rack	37.2	N/A
Toledo Truck Terminal	6.3	N/A
Toledo Storage Facility (propane loading)	4.1	N/A
Total Throughput (in thousands of barrels)
Delaware City Rail Terminal	4,390.1	N/A
DCR West Rack	3,345.9	N/A
Toledo Truck Terminal	567.7	N/A
Toledo Storage Facility (propane loading)	371.8	N/A
Total	8,675.5	N/A

Storage capacity reserved (shell capacity barrels) (d)	3,621.2	N/A

Cash Flow Information:
Net cash provided by (used in):
Operating activities	$16,912	$(4,699)
Investing activities	(13)	(9,384)
Financing activities	(10,885)	14,083
Net increase (decrease) in cash	$6,014	$—

Other Financial Information:
EBITDA attributable to PBFX (b)	$20,121	$—
Distributable cash flow (b)	$19,248	N/A
Quarterly distribution declared per unit (e)	$0.35	N/A
Distribution declared (e):
Common units - public	$5,631	N/A
Common units - PBF	450	N/A
Subordinated units - PBF	5,560	N/A
General Partner - PBF LLC	29	N/A
Total distribution declared	$11,670	N/A
Capital expenditures	$17	$9,384

	March 31,	December 31,
Balance Sheet Information:	2015	2014

Cash, cash equivalents and marketable securities	$255,118	$249,095
Property, plant and equipment, net	130,978	130,779
Total assets	402,277	393,951
Total debt	510,000	510,000
Total liabilities	514,279	514,244
Partners' equity	(112,002)	(120,293)
Total liabilities and equity	402,277	393,951
See Footnotes to Earnings Release Tables
* Prior-period financial information has been retrospectively adjusted for the Acquisitions from PBF.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
TO EBITDA AND DISTRIBUTABLE CASH FLOW
(Unaudited, in thousands)

	Three months ended March 31,
	2015	2014*
		Predecessor
Reconciliation of net income (loss) to EBITDA and distributable cash flow (b):
Net income (loss)	$16,709	$(5,375)
Interest expense, net	1,803	—
Amortization of loan fees	162	—
Depreciation and amortization	1,447	676
EBITDA	20,121	(4,699)
Less: Predecessor EBITDA	—	(4,699)
EBITDA attributable to PBFX	20,121	$—
Non-cash unit-based compensation expense	930
Interest expense, net	(1,803)
Maintenance capital expenditures	—
Distributable cash flow	$19,248

Reconciliation of net cash provided by (used in) operating activities to EBITDA and distributable cash flow (b):
Net cash provided by (used in) operating activities	$16,912	$(4,699)
Change in current assets and liabilities	2,336	—
Interest expense, net	1,803	—
Non-cash unit-based compensation expense	(930)	—
EBITDA	20,121	(4,699)
Less: Predecessor EBITDA	—	(4,699)
EBITDA attributable to PBFX	20,121	$—
Non-cash unit-based compensation expense	930
Interest expense, net	(1,803)
Maintenance capital expenditures	—
Distributable cash flow	$19,248

See Footnotes to Earnings Release Tables
* Prior-period financial information has been retrospectively adjusted for the Acquisitions from PBF.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
SEGMENT FINANCIAL INFORMATION
(Unaudited, in thousands)

	Three months ended March 31, 2015
	Terminaling	Storage	Corporate	Consolidated Total
Revenues (a)	$25,039	$5,526	$—	$30,565
Depreciation and amortization expense	805	642	—	1,447
Income (loss) from operations	18,660	2,977	(2,963)	18,674
Interest expense, net and amortization of loan fees	—	—	(1,965)	(1,965)
Capital expenditures	17	—	—	17

	Three months ended March 31, 2014 *
	Terminaling	Storage	Corporate	Consolidated Total
Revenues (a)	$—	$—	$—	$—
Depreciation and amortization expense	292	384	—	676
Income (loss) from operations	(2,217)	(2,465)	(693)	(5,375)
Interest expense, net and amortization of loan fees	—	—	—	—
Capital expenditures	7,949	1,435	—	9,384

	Balance at March 31, 2015
	Terminaling	Storage	Corporate	Consolidated Total
Total assets	$89,988	$55,059	$257,230	$402,277

	Balance at December 31, 2014
	Terminaling	Storage	Corporate	Consolidated Total
Total assets	$89,441	$53,038	$251,472	$393,951

See Footnotes to Earnings Release Tables
* Prior-period financial information has been retrospectively adjusted for the Acquisitions from PBF.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES
(Unaudited, in thousands, except per unit data)

(a)
See discussion of the factors affecting comparability noted on page 3. The Partnership's results of operations may not be comparable to the Predecessor's historical results of operations for the reasons described below:

Revenues-  There are differences in the way our Predecessor recorded revenues and the way the Partnership records revenues after completion of the Offering and Acquisitions from PBF as discussed under "Factors Affecting Comparability."

General and Administrative Expenses-  Our Predecessor's general and administrative expenses included direct charges for the management and operation of our logistics assets and certain expenses allocated by PBF Energy for general corporate services, such as treasury, accounting and legal services. These expenses were charged, or allocated, to our Predecessor based on the nature of the expenses. PBF Energy continues to charge the Partnership a combination of direct charges for the management and operation of our logistics assets and a fixed annual fee for general corporate services, such as treasury, accounting and legal services. We also incur additional incremental general and administrative expenses as a result of being a separate publicly-traded partnership.

(b) See “Non-GAAP Financial Measures” on page 3 for a definition of EBITDA and distributable cash flow.

(c)
Operating information pertains to assets which are included in the Terminaling segment. Throughput information reflects activity subsequent to execution of the commercial agreements in connection with the Offering and Acquisitions from PBF.

(d)
Operating information pertains to assets which are included in the Storage segment. Shell capacity information reflects activity subsequent to execution of the commercial agreements in connection with the Toledo Storage Facility acquisition.

(e) On April 30, 2015, we announced a quarterly cash distribution of $0.35 per limited partner unit for the first quarter of 2015.